As filed with the Securities and Exchange Commission on September 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2123838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

(Address of Principal Executive Offices; Zip Code)

InspireMD, Inc. 2013 Long-Term Incentive Plan

(Full title of the plan)

Marvin Slosman

President and Chief Executive Officer

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

(Name and address of agent for service)

(888) 776-6804

(Telephone number, including area code, of agent for service)

With a copy to:

David S. Glatt, Adv.

Jonathan M. Nathan, Adv.

Meitar | Law Offices
16 Abba Hillel Road
Ramat Gan 5250608, Israel
Tel: +972 (3) 610-3100
Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ]

Non-accelerated filer [X]

Smaller reporting company [X] Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	1,623,541	(2)	$0.36	(3)	$584,474.76	$75.86
Common Stock, $0.0001 par value	1,094,594	(4)	$0.39	(5)	$426,891.66	$55.41
Common Stock, $0.0001 par value	1,175,287	(6)	$0.36	(3)	$423,103.32	$54.92
Common Stock, $0.0001 par value	2,606,578	(7)	$0.36	(3)	$938,368.08	$121.80
Total	6,500,000				$2,372,837.82	$307.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Represents shares of restricted stock issued under the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”), from among the shares of common stock added to the Plan pursuant to the sixth amendment to the Plan (the “Sixth Amendment”), which increased the number of shares of common stock available for issuance under the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the NYSE American on Friday, September 11, 2020.

(4)	Represents shares of common stock issuable pursuant to options awarded under the Plan, from among the shares added to the Plan pursuant to the Sixth Amendment.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the price at which such options may be exercised.

(6)	Represents shares of common stock issuable pursuant to Restricted Stock Units awarded under the Plan, from among the shares of common stock added to the Plan pursuant to the Sixth Amendment.

(7)	Represents shares of common stock added to the Plan pursuant to the Sixth Amendment to the Plan and that are reserved for issuance pursuant to future awards under the Plan.

EXPLANATORY NOTE

Additional Shares Under 2013 Plan Covered by this Registration Statement

This Registration Statement on Form S-8, or this Form S-8, of InspireMD, Inc., or the Company, has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register the offer, sale and issuance of an additional 6,500,000 shares of common stock, $0.0001 par value, of the Company, or common stock, that are issuable the InspireMD, Inc. 2013 Long-Term Incentive Plan, or the 2013 Plan, pursuant to the sixth amendment to the 2013 Plan.

Out of those 6,500,000 shares of common stock that have been added to the pool of shares under the 2013 Plan:

●	1,623,541 shares constitute shares of restricted stock that have been granted to Company employees and directors;
●	1,094,594 shares underlie options awarded under the Plan;
●	1,175,287 shares are issuable pursuant to Restricted Stock Units granted under the Plan; and
●	2,606,578 shares constitute additional shares available for future issuance under the 2013 Plan.

Background Information Re: 2013 Plan

The 2013 Plan was originally approved by our board of directors on October 25, 2013, and by our stockholders at our annual meeting held on December 16, 2013. There have been several increases in the number of shares of common stock authorized under the 2013 Plan that have been approved by our board of directors and stockholders since the original adoption of the plan. There have also been several reverse stock splits that we have effected since the original adoption of the 2013 Plan, which have adjusted the number of shares of common stock authorized under the plan, consisting of:

●	1-for-10 reverse stock split (effected on October 1, 2015)

●	1-for-25 reverse stock split (effected on October 7, 2016)

●	1-for-35 reverse stock split (effected on February 7, 2018)

●	1-for-50 reverse stock split (effected on March 27, 2019)

On a post-reverse stock split basis (after including the effect of all of the above reverse stock splits on an aggregate basis as if they had all already occurred as of each of the below dates), the number of shares of common stock originally authorized, and added via amendment, under the 2013 Plan, have been as follows:

●	11 shares originally authorized (as of original adoption of 2013 Plan by our board of directors on October 25, 2013 and our stockholders on December 16, 2013)

●	Increase by 11 shares, to 22 shares authorized under 2013 Plan (under first amendment to 2013 Plan, approved by the stockholders on September 9, 2015)

●	Increase by 229 shares, to 251 shares authorized under 2013 Plan (under second amendment to 2013 Plan, approved by the stockholders on May 24, 2016)

●	Increase by 144 shares, to 395 shares authorized under 2013 Plan (under third amendment to 2013 Plan, approved by the stockholders on September 28, 2016)

●	Increase by 178,000 shares, to 178,395 shares authorized under 2013 Plan (under fourth amendment to 2013 Plan, approved by the stockholders on October 24, 2018)

●	Increase by 500,000 shares, to 678,395 shares authorized under 2013 Plan (under fifth amendment to 2013 Plan, approved by the stockholders on March 21, 2019)

●	Increase by 6,500,000 shares, to 7,178,395 shares authorized under 2013 Plan (under sixth amendment to 2013 Plan, approved by the stockholders on August 31, 2020)

Incorporation of Information by Reference to Prior Registration Statement

Except as otherwise set forth below, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or the SEC, on May 24, 2013 (File No. 333-188839), June 5, 2014 (File No. 333-196533), June 5, 2017 (File No. 333-218499) and June 26, 2019 (File No. 333-232348) are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC pursuant to Sections 13(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, or the 2019 Form 10-K;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 5, 2020, respectively;

●	Our Current Reports on Form 8-K, filed with the SEC on the following dates: January 6, 2020 (excluding information furnished pursuant to Item 2.02);
January 28, 2020;
January 30, 2020;
April 27, 2020;
June 8, 2020;
June 10, 2020;
June 25, 2020;
July 23, 2020;
June 28, 2020;
July 29, 2020;
August 10, 2020;
August 18, 2020;
August 31, 2020;
September 3, 2020; and
September 8, 2020; and

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the SEC on March 12, 2013, as updated by the description in Exhibit 4.4 to the 2019 Form 10-K, and as may be further updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this amendment to the registration statement and prior to the effectiveness of such amendment (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into this registration statement.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as amended through September 30, 2015 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
4.3	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2013)
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2016)
4.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on August 9, 2016)
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 29, 2016)
4.7	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 15, 2017)
4.8	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 29, 2017)
4.9	Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 4, 2017)
4.10	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 12, 2017)
4.11	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 22, 2017)
4.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 7, 2018)
4.13	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 1, 2018)
4.14	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 3, 2018)
4.15	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 5, 2018)
4.16	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2019)

4.17	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
4.18	Rights Agreement dated as of October 22, 2013 between InspireMD, Inc. and Action Stock transfer Corporation, as Rights Agent, including exhibits thereto (incorporated by reference to an exhibit to the Registration Statement on Form 8-A filed with Securities and Exchange Commission on October 25, 2013)
4.19	Form of Series B Warrant Agent Agreement and Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to Amendment No.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2017)
5.1*	Opinion of McDermott Will & Emery LLP
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2013)
99.2	First Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 9, 2015)
99.3	Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 25, 2016)
99.4	Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 29, 2016)
99.5	Fourth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 26, 2018)
99.6	Fifth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 21, 2019)
99.7	Sixth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2020)
99.8	Form of Incentive Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.9*	Form of Nonqualified Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan*
99.10*	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan*
99.11*	Form of Restricted Stock Unit Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan*
99.12	Form of Section 3(i) Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.13*	Form of Section 102 Capital Gain Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli)*
99.14*	Form of Section 102 Capital Gain Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli)*
99.15	Form of Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.9 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.16	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.10 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.17	Form of Stock Option Award Agreement outside the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.11 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, Israel on September 16th, 2020.

InspireMD, Inc.

By:	/s/ Marvin Slosman
Name:	Marvin Slosman
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Marvin Slosman and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marvin Slosman	President, Chief Executive Officer and Director	September 16, 2020
Marvin Slosman	(principal executive officer)

/s/ Craig Shore	Chief Financial Officer, Chief Administrative Officer Secretary and	September 16, 2020
Craig Shore	Treasurer (principal financial and accounting officer)

/s/ Paul Stuka	Chairman of the Board of Directors	September 16, 2020
Paul Stuka

/s/ Campbell Rogers	Director	September 16, 2020
Campbell Rogers, M.D.

/s/ Michael Berman	Director	September 16, 2020
Michael Berman

/s/ Thomas J. Kester	Director	September 16, 2020
Thomas J. Kester